UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Mountain Valley Pipeline

On June 11, 2020, Mountain Valley Pipeline, LLC (MVP Joint Venture) announced that it is targeting a full in-service date in early 2021 for the Mountain Valley Pipeline (MVP) project. EQM Midstream Partners, LP (EQM), a subsidiary of Equitrans Midstream Corporation (the Company), is a 45.7% interest owner and will operate the MVP. In connection with the adjusted targeted in-service date, the Company expects that the total costs for the MVP project may potentially increase by approximately 5% over the project’s $5.4 billion budget (excluding allowance for funds used during construction) primarily due to the need to adapt to complex judicial decisions and regulatory changes.

Through March 31, 2020, based on the MVP project’s $5.4 billion budget, EQM had funded approximately $2.1 billion of EQM’s expected total capital contributions of approximately $2.7 billion. The Company expects that EQM may be required to fund approximately $175 million related to the potential increase in project costs. During 2020, the Company expects EQM to make total capital contributions of $580 million to $630 million to the MVP Joint Venture for purposes of the MVP, of which approximately $78 million has been contributed to the MVP Joint Venture as of June 11, 2020.

Investor Presentation

The Company and EQM will release an updated Investor Presentation, dated June 2020 (Presentation), to be used from time to time in meetings with investors and analysts. The Presentation will be available under the “Investors” link on the Company’s website at www.equitransmidstream.com.

The information in this Item 7.01 of this Current Report on Form 8-K (Current Report) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

CAUTIONARY STATEMENTS

Disclosures in this Current Report contain certain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this Current Report specifically include the expectations of plans, strategies, objectives, and growth and anticipated financial and operational performance of the Company and its affiliates, including guidance regarding the cost, timing of regulatory approvals, final design and targeted in-service date of the MVP project; and projected capital contributions. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control.  The risks and uncertainties that may affect the operations, performance and results of the Company’s businesses and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by Part II, Item 1A, “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. The Company assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: June 11, 2020	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer